EXHIBIT 11
                     COMPUTATION OF EARNINGS PER SHARE


                                                    Three Months Ended
                                               -----------------------------
                                               December 28,     December 30,
                                                   1996             1995
                                               ------------     ------------

Primary
-------
Weighted Average Shares Outstanding             1,309,691        1,296,785
Dilutive Effect on Stock Options                       --           99,723
                                                --------------------------
Weighted Average Common and Equivalent
 Shares Outstanding                             1,309,691        1,396,488
                                                ==========================


Fully Diluted
-------------
Weighted Average Shares Outstanding             1,309,691        1,296,785
Dilutive Effect on Stock Options                       --          121,680
                                                --------------------------
Weighted Average Common and Equivalent
 Shares Outstanding                             1,309,691        1,418,445
                                                ==========================